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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders of
USN Communications, Inc.
Chicago, Illinois



We consent to the use in this Registration Statement No. 333-47933 of USN Communications, Inc. on Amendment No. 1 to Form S-1 of our report dated March 9, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Historical Consolidated Financial and Operating Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
May 11, 1998